Exhibit 99.1
Movella Holdings Inc. Announces Leadership Transition

HENDERSON, Nev., Dec. 20, 2023 (GLOBE NEWSWIRE) -- Movella Holdings Inc. (NASDAQ: MVLA) (“Movella” or “Company”), a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement, announced today that Ben A. Lee, President and Chief Executive Officer (“CEO”), will be departing the Company to pursue other interests. Mr. Lee has resigned as President, CEO, and as a member of Movella’s Board of Directors (the “Board”) effective December 31, 2023. Consistent with the Board's established succession planning process, Eric C. Salzman, currently an independent board member, has been appointed as Interim CEO effective January 1, 2024. It is expected that Mr. Lee will serve as a consultant to the Company for a three-month period to ensure a seamless transition.

“I’m very excited about the future prospects of Movella” said Eric Salzman. “Under Ben’s leadership, the Company has built world-class inertial sensor technologies, assembled a dedicated and passionate team, and has identified several growth markets to pursue. I intend to build on this foundation to accelerate our development and release of new products, drive operational excellence, and chart a path toward both growth and profitability”.

“After over a decade of growing and transforming the Company from a semiconductor MEMS sensor startup to a Nasdaq-listed full-stack provider of sensors, software, and analytics, I believe the timing is right for a leadership transition,” said Ben A. Lee. “I want to thank all the amazing people across Movella for their contribution through the years. It's been an honor to lead this Company and serve our employees, customers, and partners. I will work with Eric and the Board to help ensure a smooth transition and I will continue to be a shareholder and fan of Movella’s amazing products.”

“On behalf of the Movella Board, I want to thank Ben for his commitment and tireless efforts,” said Brent Lang, Chairman of the Board. “Ben has been instrumental in bringing Movella’s technology to this point, and we wish him the best in his future endeavors”.

Further information will be provided via form 8-K as it becomes relevant.

About Movella Holdings Inc.

Movella is a leading full-stack provider of sensors, software, and AI analytics that transforms movement data into lifelike animations and valuable, actionable insights. Our motion capture technology enables a wide array of innovative solutions in end markets including entertainment and gaming, health and sports, and automation and mobility. We bring meaning to movement for some of the most esteemed global brands including Electronic Arts, EPIC Games, 20th Century Studios, Netflix, BMW, Toyota, and Siemens. For more details, www.movella.com.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of Movella’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: the future acceleration of Movella’s development and release of new products, driving operational excellence, charting a path of growth and profitability, and the expectations regarding the consulting arrangement and leadership transition. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Movella’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in Movella’s filings with the Securities Exchange Commission (the “SEC”) available at www.sec.gov, including without limitation, Movella’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings made by Movella with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Except as required by law, Movella undertakes no obligation to update or revise any forward-looking statements.

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